UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): May 3, 2024

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2024, Willis Warehouse Facility LLC (the “Borrower”), a wholly owned subsidiary of Willis Lease Finance Corporation (“WLFC” or the “Company”), entered into a Secured Credit Agreement by and among the Borrower, the lenders party thereto, Bank of Utah, not in its individual capacity but solely as Security Trustee and Administrative Agent, and Bank of America, N.A., as Facility Agent, dated as of May 3, 2024 (the “Credit Agreement”).

The Credit Agreement provides for a five-year, non-recourse, senior secured warehouse credit facility with an availability period of two years and an initial committed amount of up to $500 million (the “Credit Facility”). Commitments have been provided by a syndicate of banks including Bank of America, N.A. and BNP Paribas, as Co-Lead Structuring Agents and Lenders, and Crédit Agricole Corporate and Investment Bank, MUFG Bank, Ltd. and Wells Fargo Bank, N.A., as Joint Lead Arrangers and Lenders.

Proceeds from the Credit Facility will be used to finance the acquisition of certain assets, including (i) aircraft engines, (ii) airframes and (iii) loan assets that are secured by aircraft engines or airframes.

The Credit Facility is secured by substantially all of the Borrower’s assets, which are expected to consist of the assets acquired with proceeds from the Credit Facility, and pledges of the Borrower’s equity holdings of subsidiaries of the Borrower who may be formed from time to time to acquire or hold assets, among other assets. The Credit Facility will be recourse to the Borrower and its subsidiaries only, and will not be guaranteed by WLFC.

Loans under the Credit Facility will bear interest at Term SOFR plus an applicable interest margin. The applicable margin for loans under the Credit Facility ranges from 2.25% to 3.75% based upon the applicable date. The initial applicable margin for loans under the Credit Facility will be 2.25%.

The Credit Agreement contains certain usual and customary affirmative and negative covenants for transactions of this type, which include, among others: limitations on additional indebtedness, liens, mergers, investments, restricted payments, transactions with affiliates, the entry into certain restrictive agreements and asset sales; and requirements to provide certain financial statements, appraisals, maintenance estimates and other information. Other covenants include the maintenance of a loan to value ratio and a debt service coverage ratio, requirements to maintain certain concentration limits, weighted average remaining lease terms, and other customary requirements.

The Credit Agreement also contains usual and customary events of default, including, among others: non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; non-performance of covenants and obligations; default on other material debt; bankruptcy or insolvency; material judgments; changes in control; and certain material adverse events, in each case, subject to customary conditions and applicable cure periods.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to such agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: May 6, 2024

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Dean M. Poulakidas
Dean M. Poulakidas
Executive Vice President and General Counsel

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